SIMON TRANSPORTATION
                    REPORTS FISCAL THIRD QUARTER 2001 RESULTS
                   AND EQUITY INVESTMENT BY MOYES PARTNERSHIP

SALT LAKE CITY, UTAH (PR Newswire) August 21, 2001 ----- Simon Transportation Services Inc. (Nasdaq/NMS: SIMN) announced today revenue and operating results for the third quarter of fiscal 2001 and the nine months ended June 30, 2001.

Revenue for the third quarter increased 22.6% to $74.7 million, compared with $60.9 million for the corresponding quarter of fiscal year 2000. Net loss was $9.5 million, or $1.56 per diluted share, compared with a net loss of $267,000, or $0.04 cents per diluted share, for the corresponding quarter a year ago.

For the first nine months of fiscal 2001, revenue increased 20.2% to $204.3 million compared with $170.0 million for the corresponding period in fiscal 2000. Net loss was $21.3 million, or $3.49 per diluted share, compared with a net loss of $331,000, or $0.05 per diluted share in the fiscal 2000 period.

Chief Executive Officer Jon Isaacson stated, "The Company's financial results were impacted significantly by high fuel costs, increased insurance and claims expense, and soft freight demand. The soft freight demand contributed to poor equipment utilization, increased empty miles, and an inability to raise freight rates.

Higher driver wages also hurt profitability. The increase in wages has contributed to a more experienced driver base, lower turnover, and better customer service. Although these benefits did not fully offset the cost during the quarter, service to our customers continues to improve. As a result, we have added several new national accounts to our customer base and expect to obtain additional benefits in the future.

While management focused on operational issues, the Company also received financial support on several fronts. During the quarter, certain entities controlled by the family of Jerry Moyes, our Chairman of the Board, advanced approximately $13.7 million to the Company for equipment purchases and general corporate purposes. At June 30, the Moyes partnership converted $6.7 million of the advances into equity in the form of preferred stock and preferred stock warrants. The remaining $7.0 million advance was repaid after the end of the quarter. The preferred stock was sold for a purchase price of $35 per share, and each share is convertible into ten shares of Class A Common Stock. The Company is negotiating with a corporation controlled by Mr. Moyes concerning the terms of an additional $2.0 million investment commitment. The Company also increased its borrowing capacity by refinancing its line of credit and real estate loan. Mr. Moyes personally guaranteed a significant amount of the Company's borrowing."

Simon Transportation is a truckload carrier providing nationwide, predominantly temperature-controlled transportation services for major shippers. The Company's Class A Common Stock trades on the Nasdaq National Market under the symbol "SIMN".

                       For additional information contact:
                     Alban B. Lang, Chief Financial Officer
                                 (801) 924-7000

Except for the historical information contained herein, this press release, statements by the Company in reports to its stockholders and public filings, and oral public statements by Company representatives, contain forward-looking statements that involve risk, assumptions, and uncertainties that are difficult to predict. Words such as "anticipate," "believe," "estimate," "project," "may," "could," "expects," "likely," variations of these words, and similar expressions, are intended to identify such forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. The Company's actual results could differ materially from those discussed herein. Without limitation, factors that could cause or contribute to such differences include economic recessions or downturns in customers' business cycles, excessive increases in capacity within truckload markets, surplus inventories, decreased demand for transportation services offered by the Company, increases or rapid fluctuations in inflation, interest rates, fuel prices and fuel hedging, the availability and costs of attracting and retaining qualified drivers and owner-operators, increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims, seasonal factors such as harsh weather conditions that increase operating costs, the resale value of used equipment, the Company's ability to access adequate sources of capital, and the ability to negotiate, consummate, and integrate acquisitions. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

                         CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

                                                                          Jun 30, 2001       Sep 30, 2000
                                                                     -----------------    ---------------
ASSETS
Current Assets:
      Cash                                                           $      13,432,325    $    3,331,119
      Accounts receivable, net                                              33,743,441        29,932,630
      Operating supplies                                                     1,240,425         1,330,462
      Prepaid expenses and other                                             8,288,642         6,657,644
                                                                     -----------------    ---------------
          Total current assets                                              56,704,833        41,251,855
                                                                     -----------------    ---------------
Property & Equipment                                                        73,754,658        73,788,102
Less Accumulated Depreciation                                              (25,481,090)      (24,384,568)
                                                                     -----------------    ---------------
                                                                            48,273,568        49,403,534
                                                                     -----------------    ---------------
Other Assets                                                                 2,188,572           451,603
                                                                     -----------------    ---------------
                                                                     $     107,166,973    $   91,106,992
                                                                     =================    ===============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Current debt & capitalized leases                              $      12,138,893    $    3,437,120
      Accounts payable & accrued expenses                                   24,989,869        21,844,631
                                                                     -----------------    ---------------
          Total current liabilities                                         37,128,762        25,281,751
Long-Term Debt & Capitalized Leases                                         35,237,169        16,376,791
Deferred Income Taxes                                                        4,604,318         4,604,318
Stockholders' Equity                                                        30,196,724        44,844,132
                                                                     -----------------    ---------------
                                                                     $     107,166,973    $   91,106,992
                                                                     =================    ===============


                                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         (Unaudited)

                                                           For the Three Months Ended          For the Nine Months Ended
                                                         Jun 30, 2001      Jun 30, 2000     Jun 30, 2001      Jun 30, 2000
                                                        -------------    --------------    --------------    ---------------
Operating Revenue                                       $ 74,736,534     $  60,947,670     $ 204,309,707     $  169,966,928
                                                        -------------    --------------    --------------    ---------------
Operating Expenses:
      Salaries, wages, and benefits                       29,259,120        24,720,374        81,104,883         69,483,898
      Fuel & fuel taxes                                   16,195,058        13,824,960        45,506,927         36,394,774
      Operating supplies and expenses                     10,431,763         7,221,985        28,352,050         20,466,909
      Taxes and licenses                                   2,575,346         1,682,139         7,145,317          5,072,350
      Insurance and claims                                 4,729,324         1,925,803        11,937,846          4,937,940
      Communications and utilities                         1,512,129         1,003,943         4,116,270          2,811,961
      Depreciation and amortization                        1,194,262         1,060,415         3,791,196          3,245,230
      Rent                                                17,555,910         9,590,497        42,013,267         26,993,666
                                                        -------------    --------------    --------------    ---------------
          Total operating expenses                        83,452,912        61,030,116       223,967,756        169,406,728
                                                        -------------    --------------    --------------    ---------------
          Operating (loss) earnings                       (8,716,378)          (82,446)      (19,658,049)           560,200
      Net interest expense                                  (805,030)         (335,444)       (1,683,591)        (1,076,992)
                                                        -------------    --------------    --------------    ---------------
Loss before provision for income taxes                    (9,521,408)         (417,890)      (21,341,640)          (516,792)
Benefit for income taxes                                           -           150,440                 -           (186,045)
                                                        -------------    --------------    --------------    ---------------
Net loss                                                $ (9,521,408)    $    (267,450)    $ (21,341,640)    $     (330,747)
                                                        =============    ==============    ==============    ===============

Basic net loss per common share                         $      (1.56)    $       (0.04)    $       (3.49)    $        (0.05)
Diluted net loss per common share                       $      (1.56)    $       (0.04)    $       (3.49)    $        (0.05)

Basic weighted average common shares outstanding           6,115,109         6,110,109         6,114,944          6,110,109
Diluted weighted average common shares outstanding         6,115,109         6,110,109         6,114,944          6,110,109
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